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EXHIBIT NUMBER 11

                 STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS

The following table shows the computation of the basic and diluted earnings per share for the three months ended March 31 (dollars in thousands, except per share amounts):

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                                             Weighted average
                               Net income    number of shares    Earnings per share
-----------------------------------------------------------------------------------
          3/31/03
-----------------------------------------------------------------------------------
Earnings per share, basic        $1,826         7,492,374              $0.24
-----------------------------------------------------------------------------------
Effect of stock options-net                       125,139
                                                ---------
-----------------------------------------------------------------------------------
Earnings per share, diluted      $1,826         7,617,513              $0.24
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          3/31/02
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Earnings per share, basic        $1,873         7,471,575              $0.25
-----------------------------------------------------------------------------------
Effect of stock options-net                       128,446
                                                ---------
-----------------------------------------------------------------------------------
Earnings per share, diluted      $1,873         7,600,021              $0.25
-----------------------------------------------------------------------------------

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